Registration No. 33-
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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ----------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                            the Securities Act of 1933

                            --------------------------

                       CONNECTICUT NATURAL GAS CORPORATION
              (Exact name of registrant as specified in its charter)

              Connecticut                                 06-0383860
       (State of Incorporation)                (I.R.S. Employer Identification
                                                Number)

                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                     (Address of principal Executive Offices)

                       CONNECTICUT NATURAL GAS CORPORATION
                           UNION EMPLOYEE SAVINGS PLAN
                             (Full title of the plan)


                               Reginald L. Babcock
       Vice President - Corporate Services and General Counsel & Secretary
                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                                  (203) 727-3459
            (Name, address and telephone number of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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                                      Proposed       Proposed
       Title of          Amount       maximum        maximum         Amount of
      securities         to be        offering       aggregate     registration
        to be          registered(2)   price         offering          fee(3)
     registered(1)                    per unit(3)     price(3)
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   Common Stock
   (par value $3.125  300,000 shares   $25.8125     $7,743,750        $2,671
   per share)
   ----------------------------------------------------------------------------
   (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
   (2) The number of shares of Common Stock, $3.125 par value, of Connecticut Natural Gas Corporation being registered represents shares which the Trustee may purchase or otherwise acquire for the account of the employees participating in the Connecticut Natural Gas Corporation Union Employee Savings Plan.
   (3) In accordance with Rule 457 calculated on the basis of the average of the high and low prices for the $3.125 par value Common Stock on the New York Stock Exchange on July 18, 1994.
                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (File No. 1-7727) are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with the Commission on December 28, 1993, and all amendments thereto.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year referred to in (a) above.

        (c) The description of Common Stock contained in the Company's Registration Statement on Form S-2, filed August 31, 1989 (Registration No. 33-30771).

        All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, filed after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


   ITEM 4.   NOT APPLICABLE.


   ITEM 5.   NOT APPLICABLE.


   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The information required by Item 702 of Regulation S-K was previously filed as Item 15 to the Company's Registration Statement on Form S-3 on September 11, 1992 (Commission File No. 033-49005) and is incorporated herein by reference.

   ITEM 7.   NOT APPLICABLE.










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
   ITEM 8.   EXHIBITS.

        The exhibits constituting part of this registration statement are as follows:

          4 (i) Connecticut Natural Gas Corporation Union Employee Savings Plan (the "Plan").

            (ii) Connecticut Natural Gas Corporation Union Employee Savings Plan Trust Agreement, including amendments thereto.

          5 (i)   Opinion of Murtha, Cullina, Richter and Pinney re:  legality

            (ii) The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan.

         23  (i)  Consent of Arthur Andersen & Co.

            (ii) Consent of Murtha, Cullina, Richter and Pinney is included in its opinion re: legality.

         24       Power of Attorney authorizing execution of Registration
                  Statement


   ITEM 9.   UNDERTAKINGS.

        (a)  Rule 415 Offering.
             -----------------

        The undersigned registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (a)(1)
             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings incorporating subsequent Exchange Act documents by
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   reference.
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        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  SEC position concerning indemnification.
             ---------------------------------------

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES



   The Registrant
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        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 19th day of July, 1994.

                                           Connecticut Natural Gas Corporation
                                          ------------------------------------
                                                       (Registrant)



                                           S/ Victor H. Frauenhofer
                                           ---------------------------------
                                           Victor H. Frauenhofer
                                           Chairman, President and Chief
                                           Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on this 19th day of July, 1994.

   Signature                     Title
   ---------                     ------

     S/ Victor H. Frauenhofer
     --------------------------  Chairman, President & Chief Executive
     (Victor H. Frauenhofer)     Officer and Director


     S/ James P. Bolduc
     --------------------------  Senior Vice President - Financial
     (James P. Bolduc)           Services and Chief Financial Officer


     S/ R. L. Babcock
     --------------------------
     (R. L. Babcock)*

   *Attorney-in-Fact for:

   Bessye W. Bennett, Director
   James F. English, Director
   Herman J. Fonteyne, Director
   Harvey S. Levenson, Director
   Denis F. Mullane, Director
   Richard J. Shima, Director
   Laurence A. Tanner, Director
   DeRoy C. Thomas, Director
   Angelo Tomasso, Jr., Director

   The Plan
   --------

   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 19th day of July, 1994.

                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN:


                                          CONNECTICUT NATURAL GAS CORPORATION
                                                   PLAN ADMINISTRATOR



                                                 S/ Frank H. Livingston
                                           ----------------------------------
                                                  Frank H. Livingston
                                        Vice President - Office of the Chairman



































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